Exhibit 2

Independent Auditor’s Report

The Board of Directors

Japan Bank for International Cooperation

We have audited the accompanying consolidated financial statements of Japan Bank for International Cooperation and its consolidated subsidiaries, which comprise the consolidated balance sheets as at March 31, 2019 and 2018, and the consolidated statements of operations, comprehensive income, changes in net assets, and cash flows for the years then ended and a summary of significant accounting policies and other explanatory information, all expressed in Japanese yen.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. The purpose of an audit of the consolidated financial statements is not to express an opinion on the effectiveness of the entity’s internal control, but in making these risk assessments the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Japan Bank for International Cooperation and its consolidated subsidiaries as at March 31, 2019 and 2018, and their consolidated financial performance and cash flows for the years then ended in conformity with accounting principles generally accepted in Japan.

Convenience Translation

We have reviewed the translation of these consolidated financial statements into U.S. dollars, presented for the convenience of readers, and, in our opinion, the accompanying consolidated financial statements have been properly translated on the basis described in Note 1.

/s/ Ernst & Young ShinNihon LLC

June 14, 2019

Tokyo, Japan

CONSOLIDATED BALANCE SHEETS

		As of March 31, 2018	As of March 31, 2019	As of March 31, 2019
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Assets:
Cash and due from banks		¥1,751,287	¥1,191,463	$10,735
Securities	Note 6	351,605	367,026	3,307
Loans and bills discounted	Note 7	13,513,680	13,576,561	122,322
Other assets	Note 8	377,809	280,568	2,529
Property, plant and equipment	Note 9	28,401	27,979	252
Buildings		2,865	2,781	25
Land		24,311	24,311	219
Construction in progress		79	79	1
Other		1,145	807	7
Intangible assets		3,472	6,710	60
Software		3,472	6,710	60
Customers’ liabilities for acceptances and guarantees		2,259,369	2,491,767	22,450
Allowance for loan losses		(273,564)	(293,126)	(2,641)

Total assets		¥18,012,060	¥17,648,951	$159,014

Liabilities:
Borrowed money		¥8,370,758	¥7,574,713	$68,247
Bonds payable	Note 8	4,392,597	4,583,492	41,296
Other liabilities		435,498	304,718	2,747
Provision for bonuses		546	566	5
Provision for directors’ bonuses		9	9	0
Net defined benefit liability		6,785	6,988	63
Provision for directors’ retirement benefits		25	31	0
Acceptances and guarantees		2,259,369	2,491,767	22,450

Total liabilities		¥15,465,589	¥14,962,287	$134,808

Net assets:
Capital stock		¥1,765,200	¥1,785,300	$16,085
Retained earnings		883,601	905,474	8,158

Total shareholder’s equity		2,648,801	2,690,774	24,243

Valuation difference on available-for-sale securities		(1,209)	(557)	(4)
Deferred gains or losses on hedges		(114,658)	(11,048)	(100)
Foreign currency translation adjustment		13,309	7,260	65

Total accumulated other comprehensive income (loss)		(102,558)	(4,345)	(39)

Non-controlling interests		227	235	2

Total net assets		¥2,546,471	¥2,686,664	$24,206

Total liabilities and net assets		¥18,012,060	¥17,648,951	$159,014

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the year ended March 31, 2018	For the year ended March 31, 2019	For the year ended March 31, 2019
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Ordinary income		¥390,060	¥479,113	$4,317
Interest income		336,768	450,798	4,062
Interest on loans and discounts		323,960	435,549	3,924
Interest and dividends on securities		1,846	1,676	15
Interest on deposits with banks		10,948	13,538	122
Other interest income		12	34	1
Fees and commissions		23,914	23,030	207
Other ordinary income		128	272	2
Other income		29,248	5,012	46
Recoveries of written-off claims		0	3,208	29
Other	Note 11	29,248	1,804	17
Ordinary expenses		327,996	426,085	3,839
Interest expense		249,256	365,878	3,296
Interest on borrowed money and rediscounts		115,370	156,898	1,414
Interest on bonds		90,627	113,064	1,019
Interest on interest swaps		43,192	95,797	863
Other interest expense		65	118	0
Fees and commissions payments		2,043	2,993	27
Other ordinary expenses		5,363	2,638	24
General and administrative expenses		19,660	21,200	191
Other expenses		51,672	33,375	301
Provision of allowance for loan losses		51,528	19,561	176
Other	Note 12	144	13,814	125

Ordinary profit		62,063	53,028	478

Extraordinary income		9	6	0
Gain on disposal of noncurrent assets		9	6	0
Extraordinary loss		8	—	—
Loss on disposal of noncurrent assets		8	—	—

Net income before income taxes		62,065	53,034	478

Income taxes – current		0	4	0

Total income taxes		0	4	0

Net income		62,064	53,030	478

Net income (loss) attributable to non-controlling interests		(17)	7	0

Net income attributable to owner of parent		¥62,081	¥53,022	$478

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

		For the year ended March 31, 2018	For the year ended March 31, 2019	For the year ended March 31, 2019
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Net income		¥62,064	¥53,030	$478
Other comprehensive income (loss)	Note 13	(102,771)	98,212	885
Valuation difference on available-for-sale securities		(3,677)	651	5
Deferred gains or losses on hedges		(94,435)	103,610	934
Foreign currency translation adjustment		168	(2,019)	(18)
Share of other comprehensive income (loss) of equity method investments		(4,826)	(4,029)	(36)

Comprehensive income (loss)		¥(40,706)	¥151,243	$1,363

(Comprehensive income (loss) attributable to)
Owner of parent		(40,689)	151,235	1,363
Non-controlling interests		(17)	7	0

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

From April 1, 2017 to March 31, 2018

	(In millions of yen)
	Shareholder’s equity

	Capital stock	Retained earnings	Total shareholder’s equity

Balance at the beginning of current period	¥1,683,000	¥842,366	¥2,525,366

Changes of items during the period
Issuance of new shares	82,200		82,200
Payment to national treasury		(20,846)	(20,846)
Net income attributable to owner of parent		62,081	62,081
Net changes of items other than shareholder’s equity

Total changes of items during the period	82,200	41,234	123,434

Balance at the end of current period	¥1,765,200	¥883,601	¥2,648,801

	(In millions of yen)
	Accumulated other comprehensive income (loss)

	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Foreign currency translation adjustment	Total accumulated other comprehensive income (loss)	Non-controlling interests	Total net assets

Balance at the beginning of current period	¥2,468	¥(20,223)	¥17,968	¥213	¥—	¥2,525,580

Changes of items during the period
Issuance of new shares						82,200
Payment to national treasury						(20,846)
Net income attributable to owner of parent						62,081
Net changes of items other than shareholder’s equity	(3,677)	(94,435)	(4,658)	(102,771)	227	(102,543)

Total changes of items during the period	(3,677)	(94,435)	(4,658)	(102,771)	227	20,891

Balance at the end of current period	¥(1,209)	¥(114,658)	¥13,309	¥(102,558)	¥227	¥2,546,471

From April 1, 2018 to March 31, 2019

	(In millions of yen)
	Shareholder’s equity

	Capital stock	Retained earnings	Total shareholder’s equity

Balance at the beginning of current period	¥1,765,200	¥883,601	¥2,648,801

Changes of items during the period
Issuance of new shares	20,100		20,100
Payment to national treasury		(31,150)	(31,150)
Net income attributable to owner of parent		53,022	53,022
Net changes of items other than shareholder’s equity

Total changes of items during the period	20,100	21,872	41,972

Balance at the end of current period	¥1,785,300	¥905,474	¥2,690,774

	(In millions of yen)
	Accumulated other comprehensive income (loss)

	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Foreign currency translation adjustment	Total accumulated other comprehensive income (loss)	Non-controlling interests	Total net assets

Balance at the beginning of current period	¥(1,209)	¥(114,658)	¥13,309	¥(102,558)	¥227	¥2,546,471

Changes of items during the period
Issuance of new shares						20,100
Payment to national treasury						(31,150)
Net income attributable to owner of parent						53,022
Net changes of items other than shareholder’s equity	651	103,610	(6,049)	98,212	7	98,220

Total changes of items during the period	651	103,610	(6,049)	98,212	7	140,192

Balance at the end of current period	¥(557)	¥(11,048)	¥7,260	¥(4,345)	¥235	¥2,686,664

From April 1, 2018 to March 31, 2019

	(In millions of U.S. dollars)
	Shareholder’s equity

	Capital stock	Retained earnings	Total shareholder’s equity

Balance at the beginning of current period	$15,904	$7,961	$23,865

Changes of items during the period
Issuance of new shares	181		181
Payment to national treasury		(281)	(281)
Net income attributable to owner of parent		478	478
Net changes of items other than shareholder’s equity

Total changes of items during the period	181	197	378

Balance at the end of current period	$16,085	$8,158	$24,243

	(In millions of U.S. dollars)
	Accumulated other comprehensive income (loss)

	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Foreign currency translation adjustment	Total accumulated other comprehensive income (loss)	Non-controlling interests	Total net assets

Balance at the beginning of current period	$(11)	$(1,033)	$120	$(924)	$2	$22,943

Changes of items during the period
Issuance of new shares						181
Payment to national treasury						(281)
Net income attributable to owner of parent						478
Net changes of items other than shareholder’s equity	7	933	(55)	885	0	885

Total changes of items during the period	7	933	(55)	885	0	1,263

Balance at the end of current period	$(4)	$(100)	$65	$(39)	$2	$24,206

CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the year ended March 31, 2018	For the year ended March 31, 2019	For the year ended March 31, 2019
		(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash flows from operating activities
Net income before income taxes		¥62,065	¥53,034	$478
Depreciation and amortization		1,460	1,944	18
Losses (profits) of equity method investments		(22,207)	2,026	18
Increase (decrease) in allowance for loan losses		51,528	19,561	176
Increase (decrease) in provision for bonuses		26	20	0
Increase (decrease) in provision for directors’ bonuses		2	0	0
Increase (decrease) in net defined benefit liability		(21)	202	2
Increase (decrease) in provision for directors’ retirement benefits		8	5	0
Interest income		(336,768)	(450,798)	(4,062)
Interest expense		249,256	365,878	3,296
Loss (gain) related to securities		(6,925)	10,075	91
Foreign exchange losses (gains)		(1,747)	(1,223)	(11)
Loss (gain) on disposal of noncurrent assets		(1)	(6)	(0)
Net decrease (increase) in loans and bills discounted		795,457	(62,880)	(567)
Net increase (decrease) in borrowed money		(1,537,947)	(796,045)	(7,172)
Net decrease (increase) in deposits (excluding deposits paid to Bank of Japan)		120,028	64,667	583
Increase (decrease) in straight bonds-issuance and redemption		1,088,786	188,604	1,699
Interest received		321,636	424,053	3,821
Interest paid		(236,406)	(349,679)	(3,151)
Other		(231,464)	82,357	743

Subtotal		316,767	(448,202)	(4,038)

Income taxes paid		—	(3)	(0)

Net cash provided by (used in) operating activities		316,767	(448,205)	(4,038)

Cash flows from investing activities
Purchase of securities		(69,024)	(69,622)	(627)
Proceeds from sales of securities		25,866	25,817	233
Proceeds from redemption of securities		12,900	12,500	113
Purchase of property, plant and equipment		(1,214)	(237)	(3)
Proceeds from sales of property, plant and equipment		15	9	0
Purchase of intangible assets		(1,806)	(4,529)	(41)

Net cash provided by (used in) investing activities		(33,263)	(36,062)	(325)

Cash flows from financing activities
Proceeds from issuance of new shares		82,200	20,100	181
Repayments of lease obligations		(6)	—	—
Payment to national treasury		(20,846)	(31,150)	(281)
Proceeds from non-controlling shareholders with a consolidated subsidiary establishment		245	—	—

Net cash provided by (used in) financing activities		61,591	(11,050)	(100)

Effect of exchange rate change on cash and cash equivalents		—	—	—

Net increase (decrease) in cash and cash equivalents		345,094	(495,318)	(4,463)

Cash and cash equivalents at beginning of period		884,516	1,229,610	11,079

Cash and cash equivalents at end of period	Note 15	¥1,229,610	¥734,292	$6,616

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of presentation

The accompanying consolidated financial statements have been prepared from the accounting records maintained by Japan Bank for International Cooperation (“JBIC”) and its subsidiaries (the “JBIC Group”) in accordance with the accounting principles and practices generally accepted in Japan, which are different in certain respects as to the application and disclosure requirements of International Financial Reporting Standards (“IFRS”).

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. As a result the totals in yen do not necessarily agree with the sum of the individual amounts. Items less than 1 million yen are presented as “0,” which are presented as “-” in the consolidated financial statements prepared in accordance with IFRS (Exhibit 7).

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥110.99=$1.00, the foreign exchange rate on March 31, 2019, has been used in translations. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized, or settled in U.S. dollars at the aforementioned rate or any other rates.

2. Scope of consolidation

(a)	Consolidated subsidiaries

The number of consolidated subsidiaries is two.

Company names:	JBIC IG Partners Russia-Japan Investment Fund, L.P.

(b)	Unconsolidated subsidiaries

There are no applicable subsidiaries.

(c)	Other company whose majority of voting rights is owned by JBIC on its own account but which is not determined to be its subsidiary

Company name:	RJIF Management Limited

(Reason for determining not to be a subsidiary)

JBIC has determined that RJIF Management Limited is not its subsidiary because, while JBIC indirectly owns a majority of voting rights of RJIF Management Limited through JBIC IG Partners, which is its consolidated subsidiary, JBIC needs to obtain agreement from other JV company for making decisions on significant financial and business policies.

3. Application of the equity method

(a)	Unconsolidated subsidiaries accounted for using the equity method

There are no applicable subsidiaries.

(b)	Affiliates accounted for using the equity method

The number of affiliates accounted for using the equity method is two.

Company names:	IFC Capitalization (Equity) Fund, L.P. IFC Capitalization (Subordinated Debt) Fund, L.P.

(c)	Unconsolidated subsidiaries that are not accounted for using the equity method

There are no applicable subsidiaries.

(d)	Affiliates that are not accounted for using the equity method

Major company names:	Credit Guarantee and Investment Facility
RJIF Management Limited

These companies were not included in the scope of the equity method primarily because they do not have significant impacts on the consolidated financial statements in respect of any of the following items: Net income (the amount proportionate to the share of net income of such companies), Retained earnings (the amount proportionate to the share of retained earnings of such companies) and Accumulated other comprehensive income (loss) (the amount proportionate to the share of other comprehensive income (loss) of such companies).

4. Balance sheet dates of consolidated subsidiaries

The financial statements of the consolidated subsidiaries are used in preparing the consolidated financial statements.

The balance sheet dates of the consolidated subsidiaries are as follows:

March 31	2019
December 31	1
March 31	1

Appropriate adjustments are made for significant transactions that occurred during the period between the consolidated closing date and the subsidiary’s balance sheet date above.

5. Significant accounting policies

(a)	Securities

Held-to-maturity securities are carried at amortized cost based on the moving average method. Investments in affiliates that are not accounted for by the equity method are carried at cost based on the moving average method. Available-for-sale securities are in principle stated at fair value with changes in net unrealized gains or losses included directly in Net assets. However, available-for-sale securities whose fair value cannot be readily determined are carried at cost based on the moving average method. Securities held by the consolidated foreign subsidiary (including investments in affiliates) are classified as a financial asset designated as fair value through profit or loss based on IFRS. These securities are recognized as trading securities in JBIC’s consolidated financial statements and are measured at fair value.

Investments in partnerships for investment, which are regarded as securities under Article 2, Paragraph 2 of the Japanese Financial Instruments and Exchange Act (Act No. 25 of 1948), are recognized at an amount equivalent to JBIC’s percentage share of the net assets of such partnerships, based upon the most recent financial statements available depending on the reporting date stipulated in the partnership agreement.

(b)	Valuation method for derivative financial instruments

Derivative financial instruments are carried at fair value.

(c)	Depreciation and amortization basis for fixed assets

(i)	Property, plant and equipment

Property, plant and equipment of JBIC are depreciated by the declining balance method over their useful economic lives except for buildings excluding installed facilities as well as installed facilities and structures acquired on or after April 1, 2016, which are depreciated by the straight-line method.

Depreciation is based on the following range of estimated useful lives:

Buildings:	3 years to 50 years

Other:	2 years to 35 years

Property, plant and equipment of consolidated subsidiaries are depreciated primarily by the straight-line method based on the estimated useful lives of the assets.

(ii)	Intangible assets

Amortization of intangible fixed assets is computed by the straight-line method. Software used by JBIC and its consolidated subsidiaries is amortized over its useful life (5 years or less) at JBIC and its consolidated subsidiaries.

(d)	Allowance for loan losses

Allowance for loan losses is recognized in accordance with internally established standards.

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described as below and the deductions of the amount expected to be collected through the disposal of collateral and the execution of guarantees. The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral and the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past. The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and subsequently by risk evaluation departments based on internal rules for self-assessment of asset quality. The risk evaluation departments, which are independent from the operational departments, review these self-assessments, and the allowance is provided based on the results of the assessments.

With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectable through the disposal of collateral or the execution of guarantees is written off. There are no accumulated write-offs as of March 31, 2019.

(e)	Provision for bonuses

The Provision for bonuses is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the consolidated balance sheet.

(f)	Provision for directors’ bonuses

The Provision for directors’ bonuses is calculated and provided for based on the estimated amounts of future payments attributable to the services that have been rendered by directors to the date of the consolidated balance sheet.

(g)	Provision for directors’ retirement benefits

The Provision for directors’ retirement benefits which provides for future retirement pension payments to directors, is recognized at the amount accrued at the end of the current fiscal year.

(h)	Accounting for retirement benefits

(i)	Method of attributing the projected benefits to periods of services

In calculating the projected benefit obligation, the estimated amount of retirement benefit payments is attributed to the period up to the end of the fiscal year based on the benefit formula.

(ii)	Accounting for actuarial gains or losses and prior service costs

Actuarial gains or losses and prior service costs are expensed as they are incurred.

(i)	Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies and held by JBIC are mostly translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

Assets and liabilities denominated in foreign currencies and held by consolidated subsidiaries are translated at the market exchange rate prevailing at respective balance sheet dates and other base dates.

(j)	Accounting for hedges of interest rate risk

(i)	Hedge accounting

The deferral method is applied to derivatives used for interest risk hedging purposes.

(ii)	Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans, borrowed money, bonds and notes

(iii)	Hedging policy

JBIC enters into hedging transactions up to the amount of the underlying hedged assets and liabilities.

(iv)	Assessment of hedge effectiveness

JBIC assesses the effectiveness of designated hedges by measuring and comparing the change in fair value or cumulative change of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

(k)	Accounting for hedges of foreign exchange risks

Hedging instruments used to hedge foreign exchange risks associated with foreign currency denominated monetary assets and liabilities are accounted for primarily using the deferral method under “Accounting and Auditing Treatment Relating to Adoption of Accounting Standard for Foreign Currency Transactions for Banks” (The Japanese Institute of Certified Public Accountants (JICPA) Industry Audit Committee Report No. 25 of July 29, 2002).

The effectiveness of the hedges described above is assessed by comparing the foreign currency position of the hedged loans and bills discounted and bonds payable denominated in foreign currencies with that of the hedging instruments, such as currency swaps and forward foreign exchange contracts which are used for hedging the foreign exchange risks of loans and bills discounted and bonds payable denominated in foreign currencies.

Furthermore, deferral hedge accounting is applied to some forward foreign exchange contracts as hedging instruments used to hedge the foreign exchange risk arising from individual investments in affiliates denominated in foreign currencies.

(l)	Scope of cash and cash equivalents in the consolidated statements of cash flows

“Cash and cash equivalents” as stated in the consolidated statements of cash flows consists of cash on hand and deposits with the Bank of Japan in Cash and due from banks in the consolidated balance sheets.

(m)	Consumption and other taxes

Consumption taxes and local consumption taxes (“consumption taxes”) of JBIC and its domestic consolidated subsidiaries are excluded from transaction amounts. Non-deductible consumption taxes related to property, plant and equipment are expensed as incurred.

6. Equity and other securities of or investments in unconsolidated subsidiaries and affiliates

	As of March 31, 2018	As of March 31, 2019	As of March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Equity and other securities	¥5,439	¥19,609	$177
Investments	133,783	121,329	1,093

7. Loans

(a)	Bankrupt loans and non-accrual loans included in Loans and bills discounted:

	As of March 31, 2018	As of March 31, 2019	As of March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Bankrupt loans	¥—	¥—	$—
Non-accrual loans	188,842	191,105	1,722

Bankrupt loans are loans, defined in Article 96, Paragraph 1, Item (iii), a. through e. and Item (iv) of the Order for Enforcement of the Corporation Tax Act (Cabinet Order No. 97, 1965), on which accrued interest income is not recognized as there is substantial uncertainty over the ultimate collectability of either principal or interest because they have been in arrears for a considerable period of time or for other reasons.

Non-accrual loans are loans on which accrued interest income is not recognized, although this excludes Bankrupt loans and the loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(b)	Loans with interest or principal repayments three months or more in arrears included in Loans and bills discounted:

There are no applicable loans.

Loans with interest or principal repayments three months or more in arrears are loans whose principal or interest payment is three months or more in arrears, and which do not fall under the category of Bankrupt loans and Non-accrual loans.

(c)	Restructured loans included in Loans and bills discounted:

	As of March 31, 2018	As of March 31, 2019	As of March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Restructured loans	¥225,846	¥188,036	$1,694

Restructured loans are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, deferral of interest payments, extension of principal repayments or waiver of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of Bankrupt loans, Non-accrual loans, or Loans with interest or principal repayments three months or more in arrears.

(d)	The total amount of bankrupt loans, non-accrual loans, loans with interest or principal repayments three months or more in arrears, and restructured loans:

	As of March 31, 2018	As of March 31, 2019	As of March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Total amount	¥414,688	¥379,142	$3,416

The amounts of loans indicated in table (a) through (d) above are the gross amounts before the deduction of Allowance for loan losses.

(e)

JBIC, as a policy, does not extend loans to borrowers in part or in full immediately after the execution of the loan agreements, but instead executes loans, in accordance with the progress of the underlying projects. These undrawn amounts are not included in the loans on deeds recognized in the consolidated balance sheets. The balance of undrawn amounts is as follows:

	As of March 31, 2018	As of March 31, 2019	As of March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Balance of undrawn loans	¥1,665,471	¥1,539,647	$13,872

8. Assets pledged as collateral

Pursuant to Article 34 of the Japan Bank for International Cooperation Act (“JBIC Act”), all JBIC assets are pledged as general collateral for bonds:

	As of March 31, 2018	As of March 31, 2019	As of March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Bonds payable	¥4,392,597	¥4,583,492	$41,296

Other assets include cash collateral paid for financial instruments as follows:

	As of March 31, 2018	As of March 31, 2019	As of March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash collateral paid for financial instruments	¥141,180	¥123,340	$1,111

9. Accumulated depreciation of Property, plant and equipment

	As of March 31, 2018	As of March 31, 2019	As of March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Accumulated depreciation	¥2,104	¥2,528	$23

10. Contingent liabilities

Japan Finance Corporation (“JFC”) assumed the obligations of the JFC bonds on April 1, 2012, and JBIC is jointly responsible for the obligations of these bonds. In accordance with Article 17 (2) of the Supplementary Provisions of the JBIC Act, all of JBIC’s assets are pledged as general collateral for these joint obligations as follows.

	As of March 31, 2018	As of March 31, 2019	As of March 31, 2019
	(In mllions of yen)	(In mllions of yen)	(In millions of U.S. dollars)
Joint obligations	¥140,000	¥140,000	$1,261

11. Items included in Other under Other income

Other under Other income includes the following:

	For the year ended March 31, 2018	For the year ended March 31, 2019	For the year ended March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Gains on sales of equity and other securities	¥—	¥1,190	$11
Gains on investments in partnerships	¥6,884	¥467	$4
Profits of equity method investments	¥22,207	¥—	$—

12. Items included in Other under Other expenses

Other under Other expenses includes the following:

	For the year ended March 31, 2018	For the year ended March 31, 2019	For the year ended March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Losses on sales of equity and other securities	¥88	¥—	$—
Losses on devaluation of equity and other securities	¥—	¥11,787	$106
Losses of equity method investments	¥—	¥2,026	$18

13. Reclassification adjustments and tax effects of other comprehensive income (loss)

	For the year ended March 31, 2018	For the year ended March 31, 2019	For the year ended March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Valuation difference on available-for-sale securities:
Amount recognized in the current fiscal year	¥(3,586)	¥2,715	$24
Reclassification adjustments	(91)	(2,063)	(19)

Before tax effect adjustment	(3,677)	651	5

Tax effect	—	—	—

Valuation difference on available-for-sale securities	(3,677)	651	5

Deferred gains or losses on hedges:
Amount recognized in the current fiscal year	(138,278)	8,029	73
Reclassification adjustments	43,843	95,580	861

Before tax effect adjustment	(94,435)	103,610	934

Tax effect	—	—	—

Deferred gains or losses on hedges	(94,435)	103,610	934

Foreign currency translation adjustment:
Amount recognized in the current fiscal year	167	(2,071)	(19)
Reclassification adjustments	0	51	1

Before tax effect adjustment	168	(2,019)	(18)

Tax effect	—	—	—

Foreign currency translation adjustment	168	(2,019)	(18)

Share of other comprehensive income (loss) of equity method investments:
Amount recognized in the current fiscal year	(3,087)	(2,998)	(27)
Reclassification adjustments	(1,739)	(1,031)	(9)

Before tax effect adjustment	(4,826)	(4,029)	(36)

Tax effect	—	—	—

Share of other comprehensive income (loss) of equity method investments	(4,826)	(4,029)	(36)

Total other comprehensive income (loss)	¥(102,771)	¥98,212	$885

14. Changes in Net assets

(a)	Issued shares and treasury stocks

For the fiscal year ended March 31, 2018, the type and the number of issued shares and treasury stocks are as follows:

(Unit: thousands of shares)
Types	The number of shares at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	The number of shares at the end of the fiscal year	Remarks
Issued shares
Common stocks	1,533,000,000	82,200,000	—	1,615,200,000	Note
Classified stock	—	—	—	—

Total	1,533,000,000	82,200,000	—	1,615,200,000	Note

Treasury stock
Common stocks	—	—	—	—
Classified stock	—	—	—	—

Total	—	—	—	—

(Note)	The reason for an increase in shares is the issuance of 82,200,000 thousand new shares.

For the fiscal year ended March 31, 2019, the type and the number of issued shares and treasury stocks are as follows:

(Unit: thousands of shares)
Types	The number of shares at the beginning of the fiscal year	Increase during the fiscal year	Decrease during the fiscal year	The number of shares at the end of the fiscal year	Remarks
Issued shares
Common stocks	1,615,200,000	20,100,000	—	1,635,300,000	Note
Classified stock	—	—	—	—

Total	1,615,200,000	20,100,000	—	1,635,300,000	Note

Treasury stock
Common stocks	—	—	—	—
Classified stock	—	—	—	—

Total	—	—	—	—

(Note)	The reason for an increase in shares is the issuance of 20,100,000 thousand new shares.

15. Cash flows

A reconciliation of Cash and cash equivalents in the consolidated statements of cash flows as of March 31, 2018 and 2019 to Cash and due from banks in the consolidated balance sheets is as follows:

	For the year ended March 31, 2018	For the year ended March 31, 2019	For the year ended March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash and due from banks	¥1,751,287	¥1,191,463	$10,735
Time deposits and others	(521,676)	(457,170)	(4,119)

Cash and cash equivalents	¥1,229,610	¥734,292	$6,616

16. Financial instruments and related disclosure

(a)	Status of financial instruments

(i)	Policies for financial instruments

Based on the JBIC Act, JBIC is a policy-based financial institution wholly owned by the Japanese government, which has the purpose of contributing to the sound development of Japan and the international economy and society while supplementing the financial transactions implemented by private-sector financial institutions, by performing the financial function to promote the overseas development and securement of resources which are important for Japan; maintaining and improving the international competitiveness of Japanese industries; promoting the overseas business having the purpose of preserving the global environment, such as preventing global warming, as well as preventing disruptions to international financial order or taking appropriate measures with respect to damages caused by such disruption.

JBIC’s principal operations consist of providing “export loans,” “import loans,” “investment financing,” “financing for business development” (including guarantees) and “capital investment.” To conduct these operations, funds are raised through borrowings from the fiscal investment and loans and the foreign exchange fund special account, and the issuing of bonds. An ALM (asset and liability management) function has been established in respect of JBIC’s financial assets and liabilities that are subject to interest rate and currency fluctuations to assist in ensuring that such fluctuations do not have an adverse effect on JBIC’s operations. In addition, derivative transactions are entered into for the purpose of mitigating risk inherent in foreign currency denominated transactions. Financial instruments that can be used for the management of surplus funds are limited to safe instruments such as Japanese government bonds, etc., as stipulated in the JBIC Act.

The budget required for governmental financial operations is decided upon by the Diet of Japan, and business plans and financial plans (borrowings from fiscal investment and loans, bonds, general accounting investment, and loans, etc.) are appended to the budget and submitted to the Diet of Japan.

The consolidated foreign subsidiary of JBIC engage in investments and other related activities as their principal operation.

(ii)	Types of financial instruments and risks

The assets that JBIC holds mainly include loans to borrowers in Japan and overseas, and securities and liabilities mainly include borrowed money and bonds. The consolidated foreign subsidiary of JBIC holds securities subject to price fluctuations.

The associated risks of financial assets and financial liabilities held by JBIC are described below.

①	Credit risk

Credit risk is the risk that JBIC will suffer losses if the financial conditions of the borrower deteriorate and the value of assets (including off-balance sheet assets) declines or is impaired.

The credit risks associated with JBIC include sovereign risk, country risk, corporate risk, and project risk. JBIC engages in significant financing activities with overseas governments, governmental institutions, and overseas corporations as part of its support to overseas economic transactions. Because of the characteristics of these activities, sovereign or country risk is a significant part of the credit risk JBIC is exposed to in connection with these activities.

As a result, if the financial conditions of the individual borrower significantly deteriorate due to political and economic trends in the borrower’s country or region, JBIC’s performance and financial conditions can be adversely affected.

(Note)	Sovereign risk refers to risk associated with credit extended to foreign governments. Country risk refers to risk associated with the country in which the corporation or project is located (risk, in addition to corporate risk or project risk, associated with the country in which the corporation or the project is located). Corporate risk refers to the risk associated with credit to corporations and project risk refers to the risk that the cash flows generated from the project fail to generate the planned cash flows, in the case of project finance, where the repayment of the borrowing is primarily secured by the cash flow of the project to which credit is extended.

②	Market risk

Market risk is the risk that the value of assets and liabilities (including off-balance sheet items) will fluctuate and losses will be incurred, or profits derived from assets and liabilities (including off-balance sheet items) will fluctuate and losses will be incurred due to changes in various market risk factors, such as interest rates and exchange rates.

The market risk borne by JBIC mainly consists of foreign exchange risk and interest rate risk, and JBIC may suffer losses from these risks due to fluctuations in the markets such as market turmoil. However, in principle, these risks are hedged through interest rate swaps, currency swaps, and forward foreign exchange contracts.

JBIC uses hedge accounting for interest rate hedges, where the hedging instrument is interest rate swaps to hedge the risk of changes in interest rates associated with loans, borrowed money and bonds. The effectiveness of the hedges is assessed by measuring and comparing the change in fair value or cumulative change in cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

JBIC uses hedge accounting for foreign exchange hedges, where currency swaps and forward foreign exchange contracts are used to hedge items such as loans and bonds, etc. for foreign exchange risk. The effectiveness of the hedging with currency swaps and forward foreign exchange contracts is assessed by comparing the foreign currency position of the hedged financial assets and liabilities with that of the hedging instruments.

Furthermore, some of the foreign exchange risk arising from investments in affiliates denominated in foreign currencies are individually hedged by forward foreign exchange contracts as hedging instruments.

③	Liquidity risk

Liquidity risk is the risk that losses will be incurred as a result of difficulties in obtaining the funds necessary due to a maturity mismatch between financing and funding or unexpected outflow of funds, or being forced to fund at an interest rate significantly higher than that under normal circumstances (funding risk). It is also the risk that losses will be incurred from being unable to conduct market transactions due to market turmoil or being forced to transact at far more unfavorable prices than those under normal circumstances (market liquidity risk).

Long-term and stable funds, such as fiscal loan funds, government-guaranteed bonds and FILP agency bonds, are secured to finance JBIC and deposits are not accepted. Therefore, JBIC considers liquidity risk to be limited. However, financing costs could increase due to market turmoil and unexpected events.

(iii)	Risk management structure for financial instruments

The risk management structure of JBIC is described below.

①	Credit risk management

The cornerstone of credit risk management at JBIC is the evaluation of an individual borrower’s creditworthiness in advance of credit approval.

When a new credit application is processed, the relevant finance departments (sales promotion departments) and credit departments collect and analyze information on the borrower. JBIC’s overseas representative offices also play a part in collecting information on foreign governments and companies. Credit appraisal takes place based on the information that has been gathered and analyzed with the different departments ensuring appropriate checks throughout the process, leading to the final decision by management.

In providing credit to foreign governments and companies, JBIC takes maximum advantage of its unique position as a public financial institution. This includes exchanging views and information with governments and relevant authorities in the recipient countries, multilateral international institutions such as the International Monetary Fund (IMF) and the World Bank, other regional development banks such as export credit agencies, and private financial institutions in developed countries. Using all these channels to exchange views and information, JBIC evaluates sovereign and country risks (risk in addition to corporate risk associated with the country in which the corporation is located) based on the broad range of information collected on the borrowing governments, the government agencies and the political and economic conditions in their countries.

The relevant finance departments and credit departments conduct proper credit risk management based on the credit risk rating system for segmented risk categories and the asset self assessment system. In addition, an Integrated Risk Management Committee is held regularly to report the status of credit management to the JBIC’s management. The credit management is also checked by an independent auditing department.

In addition, a claims protection mechanism exists based on an international framework unique to official creditors, that is not applied to private sector financial institutions, for public claims on foreign governments. This mechanism consists of international financial assistance upon international approval by the Paris Club, an international group focusing on debt, to allow the debtor country to continue debt repayment when the debtor country becomes temporarily unable to service its debt due to economic conditions. As part of this international financial assistance, the debtor country conducts an economic reform program agreed by the IMF in order to secure the ability to sustainably service its debt. In view of JBIC’s position as a public financial institution, it will use the framework of the Paris Club to preserve its public claims on foreign governments.

In addition to the above credit risk management related to individual borrowers, JBIC quantifies credit risk with a view to evaluating the risk of the overall loan portfolio. To quantify credit risks, it is important to take into account the characteristics of JBIC’s loan portfolio, which are not typically seen in other private financial institutions, namely that JBIC holds a significant proportion of long-term loans that entail sovereign and country risks. Also to be taken into account are mechanisms for securing assets under an international supporting framework, such as the Paris Club, which is unique to official creditors. JBIC uses a unique model to quantify the credit risk taking account of the above factors and measures the amount of credit risk, which are utilized for credit risk management.

②	Market risk management

JBIC manages foreign exchange risk and interest rate risk through its ALM. Market risk management protocols contain detailed stipulations in respect of risk management methods and procedures, and JBIC established an ALM Committee to assess and confirm the execution of ALM, and to discuss future responses to market risk. In addition, JBIC assesses and monitors the interest rate and terms of financial assets and liabilities in detail through a gap analysis and an interest rate sensitivity analysis as well as Value at Risk (“VaR”). The results are reported to the ALM Committee on a regular basis.

The basic policy for managing foreign exchange risk and interest rate risk at JBIC is described below.

1)	Foreign exchange risk

Foreign currency-denominated loans conducted in JBIC involve risks related to exchange rate fluctuations. JBIC has a consistent policy of managing this risk by fully hedging this risk exposure through the use of currency swaps and forward foreign exchange contracts. Furthermore, some of the foreign exchange risk arising from investments in affiliates denominated in foreign currencies is individually hedged using forward foreign exchange contracts as hedging instruments.

2)	Interest rate risk

Interest rate risk arises from exposure to market interest rate fluctuations for yen-denominated loan and foreign currency-denominated loan operations and the policy for managing interest rate risk is described below.

a. Yen-denominated loan operations

Yen-denominated loan operations are mainly managed by using fixed-rate loans. However, swaps are used to hedge interest rate risk for the portion of loans that are deemed to have high exposures to interest rate fluctuations and therefore interest rate risk is limited.

b. Foreign currency-denominated loan operations

For foreign currency-denominated loan operations, interest rate risk is hedged through the application of a consistent policy of using interest rate swaps and managing the funds with floating interest rates for both loans and related funding arrangements.

3)	Status of market risk

JBIC only maintains a banking book and does not have financial instruments in a trading book. While in principle JBIC holds derivatives only for hedging purposes, as stated previously, market risk (VaR) that takes into account the correlation between interest rate risk and foreign exchange risk is measured in order to assess potential risk exposures. The following represents the market risk (VaR) exposure in the current fiscal year.

a. Market risk (VaR)

As of March 31, 2019	As of March 31, 2019
(In billions of yen)	(In billions of U.S. dollars)
¥158.6	$1.4

b. Market risk (VaR) measurement model

Historical model (Confidence interval: 99%, Holding period: 1 year, Observation period: 5 years)

c. Risk management using VaR

VaR is a market risk measure that assesses the maximum possible fluctuation of gains or losses in fair values that could be incurred after a certain period of time (“Holding period”) based on historical market movements of interest rates or exchange rates, etc., over a specific period in the past (“Observation period”) within a given probability (“Confidence interval”), that is derived statistically by employing the theory of probability distribution.

The measurement assumes historical market trends and the theory of probability distribution. Based on the possibility that future market trends could deviate from these assumptions, a back-test is performed to cross-check the model-measured VaR with actual profits or losses, in order to confirm the effectiveness of market risk measurements using VaR. In addition, a stress test, which goes beyond the probability distribution of historical market movements, is carried out in order to capture risks from various perspectives.

The following points should generally be noted in measuring VaR:

•	VaR will differ depending on the choice of confidence interval, holding period or observation period;

•

VaR indicates the maximum fluctuation of gains or losses in fair values at the time of measurement. In practice, the actual results at a point in the future may differ from the VaR calculation due to changes in the assumptions caused by market movements during the holding period; and

•

VaR indicates the maximum value based on specific assumption. As such, when utilizing VaR as a risk management measure, it is imperative to keep in mind that VaR may underestimate the potential losses.

③	Liquidity risk management related to funding

Long-term and stable funds, such as fiscal loan funds, government-guaranteed bonds and FILP agency bonds, are used to finance the operations and deposits are not accepted.

Cash flows are assessed and proper measures, including establishing overdraft facility accounts with multiple private sector financial institutions, are taken to maintain daily cash flows for proper risk management.

④	Derivative transactions

For derivative transactions, the internal checks and balances are established by assigning the execution of transactions, the assessment of hedge effectiveness and the management of administrative work to separate divisions. In addition, derivative transactions are carried out in accordance with the derivatives related protocol.

(iv)	Supplementary explanation concerning fair value of financial instruments

Fair values of financial instruments are based on their market prices or, in cases where market prices are not available, on reasonably calculated prices. These prices have been calculated using certain assumptions, and may differ depending on the assumptions.

(b)	Fair value of financial instruments

The carrying amount on the consolidated balance sheets as of March 31, 2018 and 2019 and the related fair value, and difference are as follows. Note that unlisted securities whose fair value is extremely difficult to be determined are not included in the following tables (refer to Note 2).

As of March 31, 2018

	(In millions of yen)
	Amount on consolidated balance sheet	Fair value	Difference
(1) Cash and due from banks	¥1,751,287	¥1,751,287	¥—
(2) Securities
Trading securities	9,837	9,837	—
Available-for-sale securities	76,197	76,197	—
(3) Loans and bills discounted	13,513,680
Allowance for loan losses (*1)	(265,189)
	13,248,491	13,342,813	94,322
(4) Other assets (*2)	141,180	141,180	—

Total assets	¥15,226,993	¥15,321,316	¥94,322

(1) Borrowed money	8,370,758	8,425,665	54,906
(2) Bonds payable	4,392,597	4,315,172	(77,424)
(3) Other liabilities (*2)	56,280	56,280	—

Total liabilities	¥12,819,635	¥12,797,117	¥(22,518)

Derivative transactions (*3)
Derivative transactions not qualifying for hedge accounting	—	—	—
Derivative transactions qualifying for hedge accounting	(137,746)	(137,746)	—

Total derivative transactions	¥(137,746)	¥(137,746)	¥—

(*1)	General allowance for loan losses and specific allowance for loan losses, and the allowance for possible loan losses on specific overseas loans have been deducted from Loans and bills discounted.
(*2)	This does not include derivative transactions, but presents Other assets and Other liabilities that are financial instruments subject to fair value disclosure.
(*3)

Derivatives recorded in Other assets and Other liabilities are collectively presented. Assets and liabilities arising from derivative transactions are presented on a net basis. The figures in parenthesis indicate net liabilities.

As of March 31, 2019

			(In millions of yen)
	Amount on consolidated balance sheet	Fair value	Difference
(1) Cash and due from banks	¥1,191,463	¥1,191,463	¥—
(2) Securities
Trading securities	10,932	10,932	—
Available-for-sale securities	83,892	83,892	—
(3) Loans and bills discounted	13,576,561
Allowance for loan losses (*1)	(284,842)
	13,291,718	13,435,564	143,846
(4) Other assets (*2)	123,340	123,340	—

Total assets	¥14,701,346	¥14,845,192	¥143,846

(1) Borrowed money	7,574,713	7,636,800	62,087
(2) Bonds payable	4,583,492	4,589,487	5,995
(3) Other liabilities (*2)	44,620	44,620	—

Total liabilities	¥12,202,825	¥12,270,908	¥68,082

Derivative transactions (*3)
Derivative transactions not qualifying for hedge accounting	56	56	—
Derivative transactions qualifying for hedge accounting	(98,162)	(98,162)	—

Total derivative transactions	¥(98,105)	¥(98,105)	¥—

As of March 31, 2019

	(In millions of U.S. dollars)
	Amount on consolidated balance sheet	Fair value	Difference
(1) Cash and due from banks	$10,735	$10,735	$—
(2) Securities
Trading securities	98	98	—
Available-for-sale securities	756	756	—
(3) Loans and bills discounted	122,322
Allowance for loan losses (*1)	(2,566)
	119,756	121,052	1,296
(4) Other assets (*2)	1,111	1,111	—

Total assets	$132,456	$133,752	$1,296

(1) Borrowed money	68,247	68,806	559
(2) Bonds payable	41,296	41,351	55
(3) Other liabilities (*2)	402	402	—

Total liabilities	$109,945	$110,559	$614

Derivative transactions (*3)
Derivative transactions not qualifying for hedge accounting	0	0	—
Derivative transactions qualifying for hedge accounting	(884)	(884)	—

Total derivative transactions	$(884)	$(884)	$—

(*1)	General allowance for loan losses and specific allowance for loan losses, and the allowance for possible loan losses on specific overseas loans have been deducted from Loans and bills discounted.
(*2)	This does not include derivative transactions, but presents Other assets and Other liabilities that are financial instruments subject to fair value disclosure.
(*3)

Derivatives recorded in Other assets and Other liabilities are collectively presented. Assets and liabilities arising from derivative transactions are presented on a net basis. The figures in parenthesis indicate net liabilities.

(Note 1) Valuation methodologies used for estimating fair values for financial instruments

Assets

(1) Cash and due from banks

For Due from banks that have no specific maturity or have a maturity under three months, the carrying amounts are used as fair value because the carrying amount approximates the fair value.

(2) Securities

Trading securities (including investments in affiliates) are held by the consolidated foreign subsidiary and are measured at fair value through profit or loss based on IFRS.

The fair value of available-for-sale securities is based upon the prices that are indicated from the financial institutions that JBIC transacts with.

(3) Loans and bills discounted

For loans with variable interest rates, since such loans reflect market interest rates over the short term, an amount calculated by the floating rate note method is used for fair value.

For loans with fixed interest, the total principal and interest is discounted by a risk free rate that incorporates the default ratio and coverage ratio to calculate fair value.

However, for claims on Bankrupt borrowers, Substantially bankrupt borrowers, and Potentially bankrupt borrowers, expected credit losses on such claims are calculated based on the expected collectable amount from the collateral or guarantee. Since fair value approximates the amount on the consolidated balance sheets at the fiscal year end after the deduction of the allowance for loan losses, this amount is used for fair value.

(4) Other assets

Of Other assets, for cash collateral paid for financial instruments, the carrying amount is used as fair value because the carrying amount approximates the fair value.

Liabilities

(1) Borrowed money

Borrowed money with variable interest rates reflect short-term market interest rates and the credit conditions of JBIC and its consolidated subsidiaries have not changed significantly since the execution of borrowings. Therefore, the carrying amount is used as fair value because it is considered that the carrying amount approximates the fair value. For borrowed money with a fixed interest rate, in principle, fair value is calculated by discounting the principal and interest of the borrowings by the risk free rate (the standard Japanese government bond rate).

(2) Bonds payable

Market value is used as fair value of bonds.

(3) Other liabilities

Of Other liabilities, for cash collateral received for financial instruments, the carrying amount is used as fair value because the carrying amount approximates the fair value.

Derivative transactions

Derivative transactions are disclosed in Note 18 “Derivative transactions.”

(Note 2)	Financial instruments whose fair values are considered to be extremely difficult to determine are as follows. They are not included in “Assets, (2) Securities.”

Classification	As of March 31, 2018	As of March 31, 2019	As of March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
1) Unlisted stocks (unconsolidated subsidiaries and affiliates) (*1)	¥5,439	¥17,862	$161
2) Unlisted stocks (other than unconsolidated subsidiaries and affiliates) (*1) (*2)	75,393	74,270	669
3) Partnership investments (unconsolidated subsidiaries and affiliates) (*3)	133,783	121,329	1,093
4) Partnership investments (other than unconsolidated subsidiaries and affiliates) (*3)	50,952	58,739	529

Total	¥265,569	¥272,201	$2,452

(*1)	Since Unlisted stocks do not have quoted market prices available and their fair value is extremely difficult to determine, fair values are not stated.

(*2)	No impairment loss is recognized for unlisted stocks (other than unconsolidated subsidiaries and affiliates) for the fiscal year ended March 31, 2018.

Impairment loss of ¥11,787 million ($106 million) is recognized for unlisted stocks (other than unconsolidated subsidiaries and affiliates) for the fiscal year ended March 31, 2019.

(*3)	For Partnership investments composed of unlisted stocks that do not have quoted market prices available and for which fair value is extremely difficult to be determined, fair values are not stated.

(Note 3)	Redemption schedule for receivables and redeemable securities with future redemption dates

As of March 31, 2018

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Due from banks (*1)	¥1,751,287	¥—	¥—	¥—	¥—	¥—
Securities
Available-for-sale securities	12,500	53,500	9,802	—	—	—
Loans and bills discounted (*2)	1,431,414	3,067,267	2,569,023	2,327,348	2,234,766	1,695,017

Total	¥3,195,201	¥3,120,767	¥2,578,826	¥2,327,348	¥2,234,766	¥1,695,017

(*1)	Demand deposits in Due from banks are included in “Due within one year.”

(*2)

Loans and bills discounted of ¥188,842 million whose redemption is not estimable, such as claims against Bankrupt borrowers, Substantially bankrupt borrowers, and Potentially bankrupt borrowers, are not included in the tables above.

(*3)	Of Other assets, the information about cash collateral paid for financial instruments is omitted since there is no fixed maturity date for repayments.

As of March 31, 2019

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Due from banks (*1)	¥1,191,463	¥—	¥—	¥—	¥—	¥—
Securities
Available-for-sale securities	23,500	30,000	2	—	30,600	—
Loans and bills discounted (*2)	1,530,222	3,040,088	2,607,551	2,630,725	1,960,695	1,616,170

Total	¥2,745,186	¥3,070,088	¥2,607,554	¥2,630,725	¥1,991,295	¥1,616,170

As of March 31, 2019
	(In millions of U.S. dollars)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Due from banks (*1)	$10,735	$—	$—	$—	$—	$—
Securities
Available-for-sale securities	212	270	0	—	275	—
Loans and bills discounted (*2)	13,787	27,391	23,494	23,702	17,666	14,561

Total	$24,734	$27,661	$23,494	$23,702	$17,941	$14,561

(*1)	Demand deposits in Due from banks are included in “Due within one year.”

(*2)

Loans and bills discounted of ¥191,105 million ($1,722 million) whose redemption is not estimable, such as claims against Bankrupt borrowers, Substantially bankrupt borrowers, and Potentially bankrupt borrowers, is not included in the tables above.

(*3)	Of Other assets, the information about cash collateral paid for financial instruments is omitted since there is no fixed maturity date for repayments.

(Note 4)	Redemption schedule for Borrowed money and Bonds payable with future redemption dates

As of March 31, 2018

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Borrowed money	¥809,379	¥2,189,642	¥3,985,736	¥585,900	¥631,100	¥169,000
Bonds payable	684,000	1,288,777	863,360	318,720	1,247,072	—

Total	¥1,493,379	¥3,478,419	¥4,849,096	¥904,620	¥1,878,172	¥169,000

(*1)	Of Other liabilities, the information about cash collateral received for financial instruments is omitted since there is no fixed maturity date for repayments.

As of March 31, 2019

	(In millions of yen)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Borrowed money	¥521,428	¥1,792,627	¥4,240,158	¥233,800	¥617,700	¥169,000
Bonds payable	458,465	1,378,001	1,011,162	519,455	1,226,439	—

Total	¥979,893	¥3,170,628	¥5,251,320	¥753,255	¥1,844,139	¥169,000

As of March 31, 2019
	(In millions of U.S. dollars)
	Due within one year	Due after one year but within three years	Due after three years but within five years	Due after five years but within seven years	Due after seven years but within ten years	Due after ten years
Borrowed money	$4,698	$16,151	$38,203	$2,107	$5,565	$1,523
Bonds payable	4,131	12,416	9,110	4,680	11,050	—

Total	$8,829	$28,567	$47,313	$6,787	$16,615	$1,523

(*1)	Of Other liabilities, the information about cash collateral received for financial instruments is omitted since there is no fixed maturity date for repayments.

17. Market value of securities

The following tables contain information relating to negotiable certificates included in “Cash and due from banks” as well as “Securities” that are presented in the consolidated balance sheets.

Information relating to “Equity securities of and other investments in subsidiaries and affiliates” is presented in the notes to the consolidated financial statements.

(a)	Trading securities

	As of March 31, 2018	As of March 31, 2019	As of March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Unrealized gains (losses) included in profit or loss for the fiscal year	¥(31)	¥1,214	$11

(b)	Held-to-maturity debt securities

Fiscal year ended March 31, 2018

Not applicable.

Fiscal year ended March 31, 2019

Not applicable.

(c)	Available-for-sale securities

As of March 31, 2018

	(In millions of yen)
	Type	Carrying amount	Acquisition cost	Difference
Securities whose carrying amount exceeds their acquisition cost	Stocks	¥—	¥—	¥—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	46,203	45,800	403

Subtotal		46,203	45,800	403

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	69,994	70,000	(6)

Subtotal		69,994	70,000	(6)

Total		¥116,197	¥115,800	¥397

As of March 31, 2019
	(In millions of yen)
	Type	Carrying amount	Acquisition cost	Difference
Securities whose carrying amount exceeds their acquisition cost	Stocks	¥—	¥—	¥—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	54,660	54,100	560

Subtotal		54,660	54,100	560

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	69,232	70,000	(768)

Subtotal		69,232	70,000	(768)

Total		¥123,892	¥124,100	¥(207)

As of March 31, 2019

	(In millions of U.S. dollars)
	Type	Carrying amount	Acquisition cost	Difference
Securities whose carrying amount exceeds their acquisition cost	Stocks	$—	$—	$—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	492	487	5

Subtotal		492	487	5

Securities whose carrying amount does not exceed their acquisition cost	Stocks	—	—	—
	Debt securities	—	—	—
	Japanese government bonds	—	—	—
	Corporate bonds	—	—	—
	Other	624	631	(7)

Subtotal		624	631	(7)

Total		$1,116	$1,118	$(2)

(d)	Held-to-maturity debt securities sold

Fiscal year ended March 31, 2018 (From April 1, 2017 to March 31, 2018)

Not applicable.

Fiscal year ended March 31, 2019 (From April 1, 2018 to March 31, 2019)

Not applicable.

(e)	Available-for-sale securities sold

Fiscal year ended March 31, 2018

(In millions of yen)
	Amount of sales	Total gain on sales	Total loss on sales
Stocks	¥—	¥—	¥—
Debt securities	—	—	—
Japanese government bonds	—	—	—
Corporate bonds	—	—	—
Other	¥8,886	¥128	¥57

Total	¥8,886	¥128	¥57

Fiscal year ended March 31, 2019
(In millions of yen)
	Amount of sales	Total gain on sales	Total loss on sales
Stocks	¥—	¥—	¥—
Debt securities	—	—	—
Japanese government bonds	—	—	—
Corporate bonds	—	—	—
Other	¥10,462	¥116	¥—

Total	¥10,462	¥116	¥—

Fiscal year ended March 31, 2019

(In millions of U.S. dollars)
	Amount of sales	Total gain on sales	Total loss on sales
Stocks	$—	$—	$—
Debt securities	—	—	—
Japanese government bonds	—	—	—
Corporate bonds	—	—	—
Other	$94	$1	$—

Total	$94	$1	$—

(f)	Change in classification of securities

Fiscal year ended March 31, 2018 (From April 1, 2017 to March 31, 2018)

Not applicable.

Fiscal year ended March 31, 2019 (From April 1, 2018 to March 31, 2019)

Not applicable.

(g)	Impairment of securities

Fiscal year ended March 31, 2018 (From April 1, 2017 to March 31, 2018)

Not applicable.

Fiscal year ended March 31, 2019 (From April 1, 2018 to March 31, 2019)

Not applicable.

(h)	Money held in trust

(i)	Money held in trust for trading purposes

Fiscal year ended March 31, 2018

Not applicable.

Fiscal year ended March 31, 2019

Not applicable.

(ii)	Money held in trust for holding-to-maturity purposes

Fiscal year ended March 31, 2018

Not applicable.

Fiscal year ended March 31, 2019

Not applicable.

(iii)	Other money held in trust (other than trading and holding-to-maturity purposes)

Fiscal year ended March 31, 2018

Not applicable.

Fiscal year ended March 31, 2019

Not applicable.

(i)	Net unrealized gains (losses) on available-for-sale securities are as follows:

Fiscal year ended March 31, 2018

(In millions of yen)
Valuation difference	¥(1,209)
Available-for-sale securities (*)	(1,209)
Other money held in trust	—
(+) Deferred tax assets (or (-) Deferred tax liabilities)	—
Valuation difference on available-for-sale securities (before following adjustments)	¥(1,209)
(-) Non-controlling interests	—
(+) JBIC’s interest in valuation difference on available-for-sale securities held by affiliates accounted for using the equity method	—
Valuation difference on available-for-sale securities	¥(1,209)

(*)	Available-for-sale securities includes foreign exchange translation differences in respect of available-for-sale securities whose fair value cannot be readily determined.

Fiscal year ended March 31, 2019

(In millions of yen)
Valuation difference	¥(557)
Available-for-sale securities (*)	(557)
Other money held in trust	—
(+) Deferred tax assets (or (-) Deferred tax liabilities)	—
Valuation difference on available-for-sale securities (before following adjustments)	¥(557)
(-) Non-controlling interests	—
(+) JBIC’s interest in valuation difference on available-for-sale securities held by affiliates accounted for using the equity method	—
Valuation difference on available-for-sale securities	¥(557)

Fiscal year ended March 31, 2019

(In millions of U.S. dollars)
Valuation difference	$(5)
Available-for-sale securities (*)	(5)
Other money held in trust	—
(+) Deferred tax assets (or (-) Deferred tax liabilities)	—
Valuation difference on available-for-sale securities (before following adjustments)	$(5)
(-) Non-controlling interests	—
(+) JBIC’s interest in valuation difference on available-for-sale securities held by affiliates accounted for using the equity method	—
Valuation difference on available-for-sale securities	$(5)

(*)	Available-for-sale securities includes foreign exchange translation differences in respect of available-for-sale securities whose fair value cannot be readily determined.

18. Derivative transactions

Notes to derivative transactions for the fiscal years ended March 31, 2018 and March 31, 2019 are as follows:

(a)	Derivative transactions not qualifying for hedge accounting

For derivative transactions not qualifying for hedge accounting, the contract value at the fiscal year end or notional amount defined in agreements, and fair value and valuation gain (loss) and the fair value calculation method are as follows. The contract value does not indicate the market risk of the derivative transactions.

(i)	Interest rate-related transactions

Fiscal year ended March 31, 2018

Not applicable

Fiscal year ended March 31, 2019

Not applicable

(ii)	Currency-related transactions

Fiscal year ended March 31, 2018

Not applicable

Fiscal year ended March 31, 2019

	(In millions of yen)
Category	Type	Contract value	Contract value (Maturing after one year)	Fair value	Valuation gain (loss)
Over-the-counter	Forward foreign exchange contracts
	Sell	¥—	¥—	¥—	¥—
	Buy	66,594	—	56	56

	Total	¥—	¥—	¥56	¥56

	(In millions of U.S. dollars)
Category	Type	Contract value	Contract value (Maturing after one year)	Fair value	Valuation gain (loss)
Over-the-counter	Forward foreign exchange contracts
	Sell	$—	$—	$—	$—
	Buy	600	—	1	1

	Total	$—	$—	$1	$1

(Notes)	1. Transactions above are measured at fair value and valuation gain (loss) is recognized in the consolidated statements of operations.

2. Calculation of fair value is based on the discounted cash flows.

(iii)	Equity-related transactions

Fiscal year ended March 31, 2018

Not applicable.

Fiscal year ended March 31, 2019

Not applicable.

(iv)	Bond-related transactions

Fiscal year ended March 31, 2018

Not applicable.

Fiscal year ended March 31, 2019

Not applicable.

(v)	Commodity-related transactions

Fiscal year ended March 31, 2018

Not applicable.

Fiscal year ended March 31, 2019

Not applicable.

(vi)	Credit derivative transactions

Fiscal year ended March 31, 2018

Not applicable.

Fiscal year ended March 31, 2019

Not applicable.

(b)	Derivative transactions qualifying for hedge accounting

For derivative transactions qualifying for hedge accounting, the contract value at the fiscal year end or notional amount defined in agreements, and fair value and its calculation method, by hedged item and by hedge accounting method, are as follows. The contract value does not indicate the market risk of the derivative transactions.

(i)	Interest rate-related transactions

Fiscal year ended March 31, 2018

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap	Loans and bills discounted Borrowed money Bonds payable
	Receive/fixed and pay/floating		¥3,985,081	¥3,374,201	¥(115,742)
	Receive/floating and pay/fixed		717,401	704,092	(4,117)
	Receive/floating and pay/floating		212,480	212,480	(105)

	Total		¥—	¥—	¥(119,965)

(Note)	Calculation of fair value is based on the discounted cash flows.

Fiscal year ended March 31, 2019

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap	Loans and bills discounted Borrowed money Bonds payable
	Receive/fixed and pay/floating		¥4,239,345	¥3,866,375	¥(22,574)
	Receive/floating and pay/fixed		733,572	715,692	(15,013)
	Receive/floating and pay/floating		221,980	166,485	(380)

	Total		¥—	¥—	¥(37,969)

Fiscal year ended March 31, 2019

	(In millions of U.S. dollars)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Interest rate swap	Loans and bills discounted Borrowed money Bonds payable
	Receive/fixed and pay/floating		$38,196	$34,835	$(203)
	Receive/floating and pay/fixed		6,609	6,448	(135)
	Receive/floating and pay/floating		2,000	1,500	(4)

	Total		$—	$—	$(342)

(Note)	Calculation of fair value is based on the discounted cash flows.

(ii)	Currency-related transactions

Fiscal year ended March 31, 2018

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Loans and bills discounted Bonds payable	¥3,274,459	¥2,761,005	¥(17,161)
	Forward foreign exchange contracts	Loans and bills discounted
	Sell	Investments in capital and other items	87,304	—	(602)
	Buy		7,527	—	(16)

	Total		¥—	¥—	¥(17,780)

Note 1.	These are mainly accounted for using the deferral method of hedge accounting under “Accounting and Auditing Treatment Relating to Adoption of Accounting Standard for Foreign Currency Transactions for Banks” (JICPA Industry Audit Committee Report No. 25 of July 29, 2002).

Note 2.	Calculation of fair value is based on the discounted cash flows.

Fiscal year ended March 31, 2019

	(In millions of yen)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Loans and bills discounted Bonds payable	¥3,655,284	¥3,118,590	¥(59,959)
	Forward foreign exchange contracts	Loans and bills discounted
	Sell	Investments in capital and other items	87,596	—	(233)
	Buy		120	—	0

	Total		¥—	¥—	¥(60,193)

Fiscal year ended March 31, 2019

	(In millions of U.S. dollars)
Hedge accounting	Type	Major hedged items	Contract value	Contract value (Maturing after one year)	Fair value
Basic accounting method	Currency swap	Loans and bills discounted Bonds payable	$32,933	$28,098	$(540)
	Forward foreign exchange contracts	Loans and bills discounted
	Sell	Investments in capital and other items	789	—	(2)
	Buy		1	—	0

	Total		$—	$—	$(542)

Note 1.	These are mainly accounted for using the deferral method of hedge accounting under “Accounting and Auditing Treatment Relating to Adoption of Accounting Standard for Foreign Currency Transactions for Banks” (JICPA Industry Audit Committee Report No. 25 of July 29, 2002).

Note 2.	Calculation of fair value is based on the discounted cash flows.

(iii)	Equity-related transactions

Fiscal year ended March 31, 2018

Not applicable.

Fiscal year ended March 31, 2019

Not applicable.

(iv)	Bond-related transactions

Fiscal year ended March 31, 2018

Not applicable.

Fiscal year ended March 31, 2019

Not applicable.

19. Retirement benefits

(a)	Overview of retirement benefit plans

JBIC abolished the welfare pension fund plan effective October 1, 2014 and has established a defined benefit corporate pension plan and a defined contribution pension plan.

JBIC has a defined benefit pension plan comprised of a corporate pension plan (transferred from a welfare pension fund plan effective October 1, 2014) and a lump-sum severance indemnity plan. Although JBIC’s corporate pension plan is a multi-employer plan, the amount of the pension assets corresponding to its own contribution can be reasonably calculated based on the ratio of the projected benefit obligations, and therefore the related notes are included in the following notes related to the defined benefit pension plan.

Under the corporate pension plan (funded type), pension or lump-sum payments are provided based on salary and service period. Under the lump-sum severance indemnity plan (unfunded type), lump-sum payments are provided as retirement benefits based on salary and service period. In addition, JBIC has established a defined contribution-type retirement benefit plan effective October 1, 2014.

Effective April 1, 2013, JBIC has been authorized by the Minister of Health, Labour and Welfare to be exempt from the obligations to pay future amounts in respect of the portion of the welfare pension fund it manages for the government. Subsequently on October 1, 2014, JBIC has been authorized to transfer to the government the past substitutional portion of the aforesaid fund. On September 22, 2017, Kouko Kigyou Nenkin Kikin (Kouko corporate pension fund) which JBIC participates in paid to the government ¥52,817 million of the transfer amount of the substitutional portion (i.e., minimum reserve). Its impact on profit or loss in the fiscal year ended March 31, 2018 amounted to ¥3 million which was recognized in Other of Other expenses.

(b)	Defined benefit pension plan

(i)	Changes in the projected benefit obligation

Category	For the year ended March 31, 2018	For the year ended March 31, 2019	For the year ended March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Projected benefit obligation at the beginning of the fiscal year	¥13,772	¥11,197	$101
Service cost	445	446	4
Interest cost	35	26	0
Actuarial losses	383	497	4
Retirement benefit paid	(733)	(695)	(6)
Decrease due to the transfer of the substitutional portion of the welfare pension fund	(2,706)	—	—

Projected benefit obligation at the end of the fiscal year	¥11,197	¥11,472	$103

(ii)	Changes in the plan assets

Category	For the year ended March 31, 2018	For the year ended March 31, 2019	For the year ended March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Pension assets at the beginning of the fiscal year	¥6,964	¥4,411	$40
Expected return on plan assets	106	110	1
Actuarial gains	156	119	1
Contributions by the employer	122	125	1
Retirement benefit paid	(229)	(283)	(3)
Decrease due to the transfer of the substitutional portion of the welfare pension fund	(2,709)	—	—

Pension assets at the end of the fiscal year	¥4,411	¥4,483	$40

(iii)	Reconciliation of the projected benefit obligation and plan assets and net defined benefit liability and net defined benefit asset in the consolidated balance sheets

Category	As of March 31, 2018	As of March 31, 2019	As of March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Funded projected benefit obligation	¥6,090	¥6,154	$55
Fair value of plan assets	(4,411)	(4,483)	(40)

	1,679	1,671	15
Unfunded projected benefit obligation	5,106	5,317	48

Net amount of assets and liabilities in the consolidated balance sheets	¥6,785	¥6,988	$63

Defined benefit liability	6,785	6,988	63

Defined benefit asset	—	—	—

Net amount of assets and liabilities in the consolidated balance sheets	¥6,785	¥6,988	$63

(iv)	Components of retirement benefit expense

Category	For the year ended March 31, 2018	For the year ended March 31, 2019	For the year ended March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Service cost	¥445	¥446	$4
Interest cost	35	26	0
Expected return on plan assets	(106)	(110)	(1)
Realized actuarial loss	226	377	3

Retirement benefit expense	¥601	¥740	$6

(Note)	In addition to the above, ¥3 million was recognized in Other of Other expenses in the fiscal year ended March 31, 2018 as a result of the transfer of the substitutional portion of the welfare pension fund.

(v)	Plan assets

①	Major components of plan assets

Percentages of components to the total are as follows:

Category	As of March 31, 2018	As of March 31, 2019
Debt securities	61%	62%
Stocks	24%	24%
General accounts of life insurance companies	14%	13%
Cash and due from banks	1%	1%

Total	100%	100%

②	Method of determining the long-term expected rate of return on plan assets

The long-term expected rate of return on plan assets is determined based on the current and projected pension asset allocations as well as on the current and future rates of return expected from various assets that are components of plan assets.

(vi)	Principal assumptions used

Principal assumptions used in actuarial calculations

Category	As of March 31, 2018	As of March 31, 2019
Discount rate	0.24%	0.10%
Expected rate of return on plan assets	2.50%	2.50%
Expected rate of an increase in salary	4.35%	4.33%

(c)	Defined contribution plan

Fiscal year ended March 31, 2018

The amount of contribution required to be made to the defined contribution plan was ¥25 million for the fiscal year ended March 31, 2018.

Fiscal year ended March 31, 2019

The amount of contribution required to be made to the defined contribution plan was ¥26 million ($0 million) for the fiscal year ended March 31, 2019.

20. Deferred tax accounting

(a)	Breakdown of deferred tax assets and deferred tax liabilities

	As of March 31, 2018	As of March 31, 2019	As of March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Deferred tax assets
Tax loss carryforward	¥8	¥3	$0
Other	1	2	0

Sub total	9	6	0
Valuation allowance	(9)	(6)	(0)

Total deferred tax assets	¥—	¥—	$—

(b)	Breakdown of major items resulting in a significant difference between the effective statutory tax rate and the rate of income tax and other taxes after applying deferred tax accounting

This information is omitted since JBIC is a nontaxable entity defined in the Article 2, Item 5 of the Corporation Tax Act (Act No. 34 of 1965) and therefore there is no significant difference between the effective statutory tax rate and the rate of income tax and other taxes after applying deferred tax accounting.

21. Segment information

(a)	Segment summary

The JBIC Group’s operating segments are those for which discrete financial information is available, and whose operating results are regularly reviewed by JBIC’s management.

The JBIC Group is a policy-based financial institution wholly owned by the Japanese government, which has the purpose of contributing to the sound development of Japan and the international economy and society, while supplementing the financial transactions implemented by private-sector financial institutions by performing financial operations from four viewpoints: i.e., “promotion of the overseas development and securement of resources which are important for Japan”; “maintenance and improvement of the international competitiveness of Japanese industries”; “promotion of the overseas business having the purpose of preserving the global environment, such as preventing global warming”; and “prevention of disruptions to international financial order or implementation of appropriate measures with respect to damages caused by such disruption.” To achieve these purposes, for business operations defined under the Act on Japan Bank for International Cooperation and other acts, JBIC has two reporting segments: “Ordinary Operations” account and “Special Operations” account. Accounting operations are separately carried out for respective accounts.

The “Ordinary Operations” account covers the businesses which are not included in the “Special Operations” account of the JBIC Group. The Ordinary Operations account also includes the investment business of the consolidated subsidiaries.

The “Special Operations” account includes the businesses that offer financing services such as lending to overseas infrastructure business projects that generate a higher expected return in exchange for higher risk.

(b)	Method of calculating ordinary income, profit or loss, assets, liabilities and other items by reportable segment

Accounting treatments applied to business segments reported are the same as those disclosed in “Notes to Consolidated Financial Statements.” The amount of profit (or loss) of reportable segments is based on Net income attributable to owner of parent.

(c)	Information about the amount of ordinary income, profit or loss, assets, liabilities and other items by reportable segment

Fiscal year ended March 31, 2018

	(In millions of yen)
	Ordinary Operations	Special Operations	Sub-total for reportable segments	Adjustments	Amount reported in the consolidated financial statements
Ordinary income
(1) Ordinary income from customers	¥390,057	¥2	¥390,060	¥—	¥390,060
(2) Intersegment ordinary income	12	0	12	(12)	—

Total	¥390,070	¥2	¥390,073	¥(12)	¥390,060

Segment profit (loss)	62,286	(204)	62,081	—	62,081
Segment assets	17,760,961	251,110	18,012,072	(11)	18,012,060
Segment liabilities	15,465,378	222	15,465,600	(11)	15,465,589
Other items
Depreciation and amortization	1,460	—	1,460	—	1,460
Interest income	336,767	1	336,768	—	336,768
Interest expense	249,256	0	249,256	—	249,256
Profits of equity method investments	22,207	—	22,207	—	22,207
Extraordinary income	9	—	9	—	9
Gain on disposal of noncurrent assets	9	—	9	—	9
Extraordinary loss	8	—	8	—	8
Loss on disposal of noncurrent assets	8	—	8	—	8
Income tax expenses	0	—	0	—	0
Equity method investments	100,453	—	100,453	—	100,453
Increase in Property, plant and equipment and Intangible assets	3,024	—	3,024	—	3,024
Provision of allowance for loan losses	51,505	22	51,528	—	51,528

Notes	1.	Ordinary income is disclosed in place of sales for non-financial companies. Adjustments for the difference represent adjustments related to the difference between ordinary income and Ordinary income disclosed in the consolidated statements of operations.

	2.	Adjustments above represents elimination of intersegment transactions.

Fiscal year ended March 31, 2019

	(In millions of yen)
	Ordinary Operations	Special Operations	Sub-total for reportable segments	Adjustments	Amount reported in the consolidated financial statements
Ordinary income
(1) Ordinary income from customers	¥478,958	¥155	¥479,113	¥—	¥479,113
(2) Intersegment ordinary income	20	—	20	(20)	—

Total	¥478,978	¥155	¥479,134	¥(20)	¥479,113

Segment profit (loss)	53,195	(172)	53,022	—	53,022
Segment assets	17,398,378	250,588	17,648,966	(14)	17,648,951
Segment liabilities	14,961,981	320	14,962,302	(14)	14,962,287
Other items
Depreciation and amortization	1,944	—	1,944	—	1,944
Interest income	450,644	154	450,798	—	450,798
Interest expense	365,856	22	365,878	—	365,878
Losses of equity method investments	2,026	—	2,026	—	2,026
Losses on devaluation of equity and other securities	11,787	—	11,787	—	11,787
Extraordinary income	6	—	6	—	6
Gain on disposal of noncurrent assets	6	—	6	—	6
Income tax expenses	4	—	4	—	4
Equity method investments	86,860	—	86,860	—	86,860
Increase in Property, plant and equipment and Intangible assets	4,763	—	4,763	—	4,763
Provision of allowance for loan losses	19,497	64	19,561	—	19,561

	(In millions of U.S. dollars)
	Ordinary Operations	Special Operations	Sub-total for reportable segments	Adjustments	Amount reported in the consolidated financial statements
Ordinary income
(1) Ordinary income from customers	$4,315	$2	$4,317	$—	$4,317
(2) Intersegment ordinary income	0	—	0	(0)	—

Total	$4,315	$2	$4,317	$(0)	$4,317

Segment profit (loss)	479	(1)	478	—	478
Segment assets	156,756	2,258	159,014	(0)	159,014
Segment liabilities	134,805	3	134,808	(0)	134,808
Other items
Depreciation and amortization	18	—	18	—	18
Interest income	4,060	2	4,062	—	4,062
Interest expense	3,296	0	3,296	—	3,296
Losses of equity method investments	18	—	18	—	18
Losses on devaluation of equity and other securities	106	—	106	—	106
Extraordinary income	0	—	0	—	0
Gain on disposal of noncurrent assets	0	—	0	—	0
Income tax expenses	0	—	0	—	0
Equity method investments	783	—	783	—	783
Increase in Property, plant and equipment and Intangible assets	43	—	43	—	43
Provision of allowance for loan losses	176	0	176	—	176

Notes	1.	Ordinary income is disclosed in place of sales for non-financial companies. Adjustments for the difference represent adjustments related to the difference between ordinary income and Ordinary income disclosed in the consolidated statements of operations.

	2.	Adjustments above represents elimination of intersegment transactions.

(d)	Related information

Fiscal year ended March 31, 2018 (From April 1, 2017 to March 31, 2018)

(i)	Information about services

The information about services is omitted since ordinary income from outside customers in relation to the loan, guarantee and equity participation operations is more than 90% of Ordinary income on the consolidated statements of operations.

(ii)	Information about geographical areas

①	Ordinary income:

(In millions of yen)
Japan	Asia/Oceania	Europe/Middle East /Africa	North America/ Latin America	Total
¥91,138	¥102,256	¥91,918	¥104,747	¥390,060

Notes	1.	Ordinary income is disclosed in place of sales for non-financial companies.

	2.	Ordinary income is disclosed based on the location of the customers and is classified by country or region.

②	Property, plant and equipment

The information about property, plant and equipment is omitted since more than 90% of Property, plant equipment on the consolidated balance sheets is located in Japan.

(iii)	Information about major customers

The information about major customers is omitted since there are no transactions with a certain customer which result in more than 10% of Ordinary income on the consolidated statements of operations.

Fiscal year ended March 31, 2019 (From April 1, 2018 to March 31, 2019)

(i)	Information about services

The information about services is omitted since ordinary income from outside customers in relation to the loan, guarantee and equity participation operations is more than 90% of Ordinary income on the consolidated statements of operations.

(ii)	Information about geographical areas

①	Ordinary income:

(In millions of yen)
Japan	Asia/Oceania	Europe/Middle East /Africa	North America/ Latin America	Total
¥130,353	¥127,889	¥127,700	¥93,169	¥479,113
(In millions of U.S. dollars)
Japan	Asia/Oceania	Europe/Middle East /Africa	North America/ Latin America	Total
$1,174	$1,152	$1,151	$840	$4,317

Notes	1.	Ordinary income is disclosed in place of sales for non-financial companies.

	2.	Ordinary income is disclosed based on the location of the customers and is classified by country or region.

(Change in presentation)

Ordinary income attributable to “U.S.,” which was separately presented for the fiscal year ended March 31, 2018 is included in “North America/ Latin America” for the fiscal year ended March 31, 2019 since the amount is less than 10% of Ordinary income reported in the consolidated statements of operations.

Therefore, “(ii) Information about geographical areas, ① Ordinary income” for the fiscal year ended March 31, 2018 is reclassified, and as a result, ¥40,948 million, which was presented in “U.S.” for the fiscal year ended March 31, 2018, is reclassified to “North America/ Latin America.”

②	Property, plant and equipment

The information about property, plant and equipment is omitted since more than 90% of Property, plant equipment on the consolidated balance sheets is located in Japan.

(iii)	Information about major customers

The information about major customers is omitted since there are no transactions with a certain customer which result in more than 10% of Ordinary income on the consolidated statements of operations.

(e)	Information about impairment losses of property, plant and equipment in reportable segments

Fiscal year ended March 31, 2018 (From April 1, 2017 to March 31, 2018)

Not applicable.

Fiscal year ended March 31, 2019 (From April 1, 2018 to March 31, 2019)

Not applicable.

(f)	Information about the amortization and balance of goodwill in reportable segments

Fiscal year ended March 31, 2018 (From April 1, 2017 to March 31, 2018)

Not applicable.

Fiscal year ended March 31, 2019 (From April 1, 2018 to March 31, 2019)

Not applicable.

(g)	Information about gains from the recognition of negative goodwill in reportable segments

Fiscal year ended March 31, 2018 (From April 1, 2017 to March 31, 2018)

Not applicable.

Fiscal year ended March 31, 2019 (From April 1, 2018 to March 31, 2019)

Not applicable.

22. Related-party information

1.	Related party transactions

(1)	Related party transactions with JBIC

(a)	Transactions with major shareholder

Fiscal year ended March 31, 2018 (From April 1, 2017 to March 31, 2018)

	(In millions of yen)
	Related Party Name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relationship with related parties	Transactions	Amounts of transactions (Note 4)	Items	Balance as of March 31, 2018 (Note 4)
Principal shareholder	Ministry of Finance (Minister of Finance)	Chiyoda-ku, Tokyo	—	Administration for policy based financing	100 (Direct)	Receipt of funds, etc.	Capital subscription (Note 1)	¥82,200	—	¥—
							Receipt of funds (Note 2)	4,808,429	Borrowed money	8,370,758
							Repayment of borrowed money	6,004,411
							Payment of interest on borrowed money	115,370	Accrued expense	27,232
							Guarantee for corporate bonds (Note 3)	4,202,610	—	—

Notes	1.	Ministry of Finance subscribed new shares issued by JBIC through an allotment to the shareholder for ¥1 per share.

2.	Receipt of funds represents borrowings from the FILP special account and foreign exchange funds special account. FILP interest rates are applied in accordance with the FILP agreement, while the interest rates under the respective agreements related to foreign exchange funds special account are
		applied to borrowings from foreign exchange funds.

	3.	No guarantee fee has been paid for the guarantee of bonds.

	4.	Figures in the table above do not include consumption taxes.

Fiscal year ended March 31, 2019 (From April 1, 2018 to March 31, 2019)

	(In millions of yen)
	Related Party Name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relationship with related parties	Transactions	Amounts of transactions (Note 4)	Items	Balance as of March 31, 2019 (Note 4)
Principal shareholder	Ministry of Finance (Minister of Finance)	Chiyoda-ku, Tokyo	—	Administration for policy based financing	100 (Direct)	Receipt of funds, etc.	Capital subscription (Note 1)	¥20,100	—	¥—
							Receipt of funds (Note 2)	764,559	Borrowed money	7,574,713
							Repayment of borrowed money	1,821,286
							Payment of interest on borrowed money	156,898	Accrued expense	35,397
							Guarantee for corporate bonds (Note 3)	4,413,497	—	—

	(In millions of U.S. dollars)
	Related Party Name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relationship with related parties	Transactions	Amounts of transactions (Note 4)	Items	Balance as of March 31, 2019 (Note 4)
Principal shareholder	Ministry of Finance (Minister of Finance)	Chiyoda-ku, Tokyo	—	Administration for policy based financing	100 (Direct)	Receipt of funds, etc.	Capital subscription (Note 1)	$181	—	$—
							Receipt of funds (Note 2)	6,889	Borrowed money	68,247
							Repayment of borrowed money	16,409
							Payment of interest on borrowed money	1,414	Accrued expenses	319
							Guarantee for corporate bonds (Note 3)	39,765	—	—

Notes	1.	Ministry of Finance subscribed new shares issued by JBIC through an allotment to the shareholder for ¥1 ($0.009) per share.

	2.	Receipt of funds represents borrowings from the FILP special account and foreign exchange funds special account. FILP interest rates are applied in accordance with the FILP agreement, while the interest rates under the respective agreements related to foreign exchange funds special account are applied to borrowings from foreign exchange funds.

	3.	No guarantee fee has been paid for the guarantee of bonds.

	4.	Figures in the table above do not include consumption taxes.

(b)	Transactions with fellow subsidiaries and subsidiaries of any other associated companies

Fiscal year ended March 31, 2018 (From April 1, 2017 to March 31, 2018)

	(In millions of yen)
	Corporate name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relationship with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2018
Entities that had the majority of their voting rights held by principal shareholder	Japan International Cooperation Agency	Chiyoda-ku, Tokyo	¥8,099,860	Official development assistance	None	Joint obligor	Joint obligations	¥100,000 (Notes 1, 4)	—	¥—
	Japan Finance Corporation	Chiyoda-ku, Tokyo	4,124,921	Finance	None	Joint obligor	Joint obligations	152,800 (Notes 2, 4)	—	—
								140,000 (Notes 3, 4)	—	—

Notes	1.	JBIC assumed the obligations of the JBIC bonds in accordance with Article 12 (1) of the Supplementary Provisions of the JBIC Act, and the Japan International Cooperation Agency (“JICA”) is jointly responsible for the obligations of these bonds in accordance with the provision of Article 4 (1) of Supplementary Provisions of the Japan International Cooperation Agency Act (Act No. 136 of 2002). Pursuant to Article 4 (2) hereof, all of JICA assets are pledged as general collateral for these joint obligations.

	2.	JBIC assumed the obligations of the JFC bonds in accordance with Article 12 (1) of Supplementary Provisions of the JBIC Act, and JFC is jointly responsible for the obligations of these bonds in accordance with Article 46-2 (1) of Supplementary Provisions of the JFC Act (Act No. 57 of 2007). Pursuant to Article 46-2 (2) hereof, all of JFC’s assets are pledged as general collateral for these joint obligations.

	3.	JBIC is jointly responsible for the obligations of JFC bonds in accordance with Article 17 (1) (ii) of Supplementary Provisions of the JBIC Act. In accordance with Article 17 (2) hereof, all of JBIC’s assets are all pledged as general collateral for these joint obligations.

	4.	In relation to these joint obligations, no transactions are recognized in the consolidated statements of operations.

Fiscal year ended March 31, 2019 (From April 1, 2018 to March 31, 2019)

	(In millions of yen)
	Corporate name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relationship with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2019
Entities that had the majority of their voting rights held by principal shareholder	Japan International Cooperation Agency	Chiyoda-ku, Tokyo	¥8,145,870	Official development assistance	None	Joint obligor	Joint obligations	¥80,000 (Notes 1, 4)	—	¥—
	Japan Finance Corporation	Chiyoda-ku, Tokyo	4,195,898	Finance	None	Joint obligor	Joint obligations	20,000 (Notes 2, 4)	—	—
								140,000 (Notes 3, 4)	—	—

	(In millions of U.S. dollars)
	Corporate name	Location	Capital	Business	Ratio to Total Voting Rights (%)	Relationship with related parties	Transactions	Amounts of transactions	Items	Balance as of March 31, 2019
Entities that had the majority of their voting rights held by principal shareholder	Japan International Cooperation Agency	Chiyoda-ku, Tokyo	$73,393	Official development assistance	None	Joint obligor	Joint obligations	$721 (Notes 1, 4)	—	$—
	Japan Finance Corporation	Chiyoda-ku, Tokyo	37,804	Finance	None	Joint obligor	Joint obligations	180 (Notes 2, 4)	—	—
								1,261 (Notes 3, 4)	—	—

Notes	1.	JBIC assumed the obligations of the JBIC bonds in accordance with Article 12 (1) of the Supplementary Provisions of the JBIC Act, and the Japan International Cooperation Agency (“JICA”) is jointly responsible for the obligations of these bonds in accordance with the provision of Article 4 (1) of Supplementary Provisions of the Japan International Cooperation Agency Act (Act No. 136 of 2002). Pursuant to Article 4 (2) hereof, all of JICA assets are pledged as general collateral for these joint obligations.

	2.	JBIC assumed the obligations of the JFC bonds in accordance with Article 12 (1) of Supplementary Provisions of the JBIC Act, and JFC is jointly responsible for the obligations of these bonds in accordance with Article 46-2 (1) of Supplementary Provisions of the JFC Act (Act No. 57 of 2007). Pursuant to Article 46-2 (2) hereof, all of JFC’s assets are pledged as general collateral for these joint obligations.

	3.	JBIC is jointly responsible for the obligations of JFC bonds in accordance with Article 17 (1) (ii) of Supplementary Provisions of the JBIC Act. In accordance with Article 17 (2) hereof, all of JBIC’s assets are all pledged as general collateral for these joint obligations.

	4.	In relation to these joint obligations, no transactions are recognized in the consolidated statements of operations.

(2)	Transactions between consolidated subsidiaries and related parties

Fiscal year ended March 31, 2018 (From April 1, 2017 to March 31, 2018)

Not applicable.

Fiscal year ended March 31, 2019 (From April 1, 2018 to March 31, 2019)

Not applicable.

2.	Notes to the parent company or significant affiliates

(1)	Parent company information

Not applicable.

(2)	Condensed financial information of significant affiliates

Significant affiliates of JBIC are IFC Capitalization (Subordinated Debt) Fund, L.P. and IFC Capitalization (Equity) Fund, L.P in the current fiscal year. Their condensed financial information is as shown below:

	For the year ended March 31, 2018	For the year ended March 31, 2019	For the year ended March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Total assets	¥286,987	¥225,501	$2,032
Total liabilities	119,422	91,540	825
Total net assets	167,564	133,960	1,207

Gain on investment	14,967	13,481	121
Net income (loss) before income taxes	38,117	(5,213)	(47)
Net income (loss)	38,117	(5,213)	(47)

Note:	IFC Capitalization (Subordinated Debt) Fund, L.P. and IFC Capitalization (Equity) Fund, L.P. were deemed as a significant affiliate from the fiscal year ended March 31, 2018 as their materiality has increased.

23. Amounts per share

Amounts per share as of and for the fiscal years ended March 31, 2018 and 2019 are calculated as follows:

	For the year ended March 31, 2018	For the year ended March 31, 2019	For the year ended March 31, 2019
	(In yen)	(In yen)	(In U.S. dollars)
Net assets per share of common stock	¥1.57	¥1.64	$0.01
Net income per share of common stock	0.04	0.03	0.00

Note	1.	Net income per share of common stock is based on the following information.

Diluted net income per share of common stock is not presented since there are no dilutive shares.

	For the year ended March 31, 2018	For the year ended March 31, 2019	For the year ended March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Net income attributable to owner of parent	¥62,081	¥53,022	$478
Amount not attributable to common stock	—	—	—
Net income attributable to owner of parent related to common stock	62,081	53,022	478
Average number of outstanding shares of common stock (during the fiscal year)	1,533,900,821 thousand shares	1,615,750,684 thousand shares

Note	2.	Net assets per share of common stock is based on the following information.

	As of March 31, 2018	As of March 31, 2019	As of March 31, 2019
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Net assets	¥2,546,471	¥2,686,664	$24,206
Deductions from net assets	227	235	2
(Non-controlling interests)	227	235	2
Net assets related to common stock	2,546,243	2,686,428	24,204
Year-end number of outstanding shares of common stock based on which net assets per share was calculated	1,615,200,000 thousand shares	1,635,300,000 thousand shares

24. Bonds payable

Major components of bonds payable as of March 31, 2019 are as follows:

		(In millions of yen)
Name of company	Description of bonds payable	Date of issuance	Balance at the beginning of the current fiscal year		Balance at the end of the current fiscal year		Interest rate (%)	Collateral	Maturity date	Remarks
JBIC	Government guaranteed JFC (JBIC) foreign bonds 9th	February 7, 2012	¥132,754 (USD 1,249,574,000)		¥ —		2.125	General collateral	February 7, 2019	*2
	Government guaranteed JBIC foreign bonds 3rd - 37th	July 31, 2013 – October 31, 2018	4,069,855 (USD 37,713,465,000 (GBP 424,461,000	) )	4,413,497 [388,303 (USD 39,210,115,000 [USD 3,498,548,000 (GBP 424,660,000	] ) ] )	1.500~3.500	General collateral	July 31, 2018 – October 31, 2028
	JBIC bonds 13th,16th,19th, 22nd, and 23rd	May 28, 2004 March 14, 2006	99,989		79,994 [39,998	]	1.670~2.090	General collateral	March 20, 2019 – December 19, 2025	*1
	JFC corporate bonds 3rd	October 29, 2009	19,997		19,999 [19,999	]	1.430	General collateral	September 20, 2019	*2
	Non-guaranteed JBIC domestic bonds 1st - 3rd	January 27, 2015 – August 10, 2017	70,000		70,000 [10,000	]	0.001~0.120	General collateral	December 20, 2019 – June 20, 2022

	Total	—	¥4,392,597		¥4,583,492		—	—	—	—

		(In millions of U.S. dollars)
Name of company	Description of bonds payable	Date of issuance	Balance at the beginning of the current fiscal year		Balance at the end of the current fiscal year		Interest rate (%)	Collateral	Maturity date	Remarks
JBIC	Government guaranteed JFC (JBIC) foreign bonds 9th	February 7, 2012	$1,196 (USD 1,249,574,000)		$ —		2.125	General collateral	February 7, 2019	*2
	Government guaranteed JBIC foreign bonds 3rd-37th	July 31, 2013 – October 31, 2018	36,669 (USD 37,713,465,000 (GBP 424,461,000	) )	39,765 [3,499 (USD 39,210,115,000 [USD 3,498,548,000 (GBP 424,660,000	] ) ] )	1.500~3.500	General collateral	July 31, 2018 – October 31, 2028
	JBIC bonds 13th,16th,19th, 22nd, and 23rd	May 28, 2004 – March 14, 2006	901		720 [360	]	1.670~2.090	General collateral	March 20, 2019 – December 19, 2025	*1
	JFC corporate bonds 3rd	October 29, 2009	180		180 [180	]	1.430	General collateral	September 20, 2019	*2
	Non-guaranteed JBIC domestic bonds 1st - 3rd	January 27, 2015 – August 10, 2017	631		631 [90	]	0.001~0.120	General collateral	December 20, 2019 – June 20, 2022

	Total	—	$39,577		$41,296		—	—	—	—

Notes	1.	The amounts of foreign currency-denominated bonds are shown with original currencies in parentheses ( ).

	2.	Figures indicated in brackets [ ] represent the amounts to be redeemed within one year.

	3.	(*1)	JBIC assumed the obligations in respect of the JBIC bonds which had been issued by JBIC before JFC was established, and JBIC and JICA are jointly responsible for these obligations in accordance with the JBIC Act.

		(*2)	JBIC also assumed from JFC the obligations concerning the government guaranteed JFC (JBIC) foreign bonds and the JFC corporate bonds, and JBIC and JFC are now jointly responsible for these obligations pursuant to the JBIC Act.

	4.	The redemption schedule of bonds payable for each of the next five years as of March 31, 2019 is as follows:

	(In millions of yen)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Bonds payable	¥458,465	¥878,546	¥499,455	¥511,707	¥499,455

	(In millions of U.S. dollars)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Bonds payable	$4,131	$7,916	$4,500	$4,610	$4,500

25. Borrowings

Borrowings as of March 31, 2019 are as follows;

	Balance at the beginning of the current fiscal year (In millions of yen)	Balance at the beginning of the current fiscal year (In millions of U.S. dollars)	Balance at the end of the current fiscal year (In millions of yen)	Balance at the end of the current fiscal year (In millions of U.S. dollars)	Average interest rate (%)	Due date of payment
Borrowed money	¥8,370,758	$75,419	¥7,574,713	$68,247	2.13	—
Borrowings	8,370,758	75,419	7,574,713	68,247	2.13	May 2019 – November 2037
Other interest-bearing liabilities	56,280	507	44,620	402	(0.06)	—
Cash collateral received for financial instruments	56,280	507	44,620	402	(0.06)	—

Notes	1.	“Average interest rate” represents the weighted-average interest rates of debts calculated from “Interest rates” and “Balance at the end of the current fiscal year.”

	2.	There is no fixed maturity date for the repayment of Cash collateral received for financial instruments.

	3.	Maturities of borrowings for the next five years as of March 31, 2019 are as follows:

	(In millions of yen)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Borrowings	¥521,428	¥1,600,827	¥191,800	¥3,483,224	¥756,933

	(In millions of U.S. dollars)
	Within 1 year	After 1 year but within 2 years	After 2 years but within 3 years	After 3 years but within 4 years	After 4 years but within 5 years
Borrowings	$4,698	$14,423	$1,728	$31,383	$6,820

26. Asset retirement obligations

This information is omitted because the amount of asset retirement obligations as of the beginning and end of the current fiscal year is equal to, or less than, one hundredth of the aggregated amount of Liabilities and Net assets as of the beginning and end of the current fiscal year.

27. Other

Not applicable.